UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: October 3, 2013

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OLBIGATION UNDER AN OFF-BALANCE SHEET ARRANGMENT OF A REGISTRANT

On October 3, 2013 Liberty Silver Corp. (the “Company”) entered into a non-binding letter of intent with BG Capital Group Inc. for a total of U.S. $1.0 million debt financing (the “Loan”) subject to a number of conditions, including due diligence, definitive documentation and approval of the Toronto Stock Exchange (the “Exchange”). The Loan provides for an immediate advance of U.S. $50,000, as discussed below, with U.S. $200,000 to be advanced at closing and execution and delivery of definitive documentation, U.S. $250,000 at the end of the first quarter following the closing date, and two further advances of U.S. $250,000 at the end of each of the next two following quarters.  Except for the terms and conditions regarding the immediate advance of U.S. $50,000, the letter of intent is non-binding.

The immediate advance of U.S. $50,000 is evidenced by an unsecured promissory note bearing interest at 11% per annum.  The unsecured promissory note will be superseded at the time when definitive documentation is entered into and the outstanding amount thereunder will be included as part of the Loan indebtedness.  In the event definitive documentation is not entered into, the U.S. $50,000 will be repaid pursuant to the terms of the promissory note.

In addition to the terms of the immediate advance, pursuant to the term sheet, the terms of the Loan are anticipated to be as follows:

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a total loan amount of U.S. $1.0 million with U.S. $50,000 advanced immediately, U.S. $200,000 to be advanced at closing and U.S. $250,000 at the end of the first quarter following the closing date, and two further advances of U.S. $250,000 at the end of each of the next two following quarters;

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outstanding principal shall bear interest at 11% per annum with an increase by 5% per annum during any period an event of default is continuing;

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the Loan will be secured by a charge on all of the assets of the Company;

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due and payable one year following the Closing Date with an option by the Company to extend the maturity date by six months with interest at 15% per annum to accrue on the outstanding principal during the period of the extension;

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at the request of Liberty and subject to regulatory approval, if Liberty completes an arm’s length financing of $500,000 or more at a price of not less than $0.50 per common share, the outstanding principal and interest shall be converted into equity of Liberty on the same terms and conditions of the financing; and

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proceeds to be applied to metallurgical work, environmental permitting, other related exploration expenses, land taxes and working capital.

The lender pursuant to the Loan is BG Capital Group Inc. (“BG Capital”). The negotiations with BG Capital were conducted on an arm’s length basis. BG Capital, and its related parties, own 8,609,853 common shares of Liberty and 6,500,000 common share purchase warrants, with each whole warrant entitling the holder to acquire one common share for U.S. $0.65 until December 31, 2013 (the “Warrants”).  As a condition of the Loan, BG Capital will agree to the termination of the Warrants for no further consideration. Other than pursuant to the Loan, the Company does not have any contractual or other relationship with BG Capital.

There is no assurance that the Loan will be completed or, if it is completed, that it will be on the terms as disclosed herein.

ITEM 8.01 OTHER EVENTS

The Registrant issued the press release, filed as Exhibit 99.1 herewith, on October 4, 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press Release of the Registrant dated October 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

 Executive VP & CFO

Date: October 4, 2013